UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020 (March 31, 2020)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrants’ telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2020, Mr. Christopher M. Leininger and Mr. Francesco Ciabatti were appointed to the Board of Directors (the “Board”) of Summit Midstream GP, LLC (the “general partner”), which manages and operates Summit Midstream Partners, LP (the “Partnership”). Mr. Leininger and Mr. Ciabatti will each serve as an “Energy Capital Partners Designated Director.” Mr. Leininger and Mr. Ciabatti were selected to serve as directors due to their affiliation with Energy Capital Partners (“ECP”), which controls the general partner, their knowledge of the energy industry, and their financial and business expertise.

Mr. Leininger is a Partner and the General Counsel at ECP. Prior to his appointment as General Counsel, Mr. Leininger served as Chief Legal Officer at ECP. Mr. Leininger serves on the boards of Sunnova Energy Corp., Gopher Resource, Convergent Energy and Power LP, Triton Power Partners, LP, Heartland Generation Holdings, LP, and EnergySolutions, Inc. Prior to joining ECP in 2006, Mr. Leininger was an associate at the law firm of Latham & Watkins LLP and a member of its Finance department. Mr. Leininger received a B.A. in History and Political Science from the University of San Diego and a J.D. from the University of Virginia School of Law.

Mr. Ciabatti is a Vice President at ECP. In addition to Summit, he serves on the boards of CIG Logistics, Transit Energy Group, and is actively involved with US Development Group. Prior to joining ECP in 2013, Mr. Ciabatti was an analyst in the Natural Resources Investment Banking Group at Barclays. Mr. Ciabatti received a B.A. in Economics and Political Science from Yale University.

Neither Mr. Leininger nor Mr. Ciabatti will be compensated for his service on the Board. A portion of their compensation is tied to the performance of the ECP fund that indirectly owns the general partner, and as such Mr. Leininger and Mr. Ciabatti may have indirect interests in certain transactions they will evaluate as members of the Board. Except for their affiliations with ECP, there are no arrangements or understandings between Mr. Leininger or Mr. Ciabatti and the general partner or the Partnership or any other persons pursuant to which they were elected to the Board. There are no family relationships between Mr. Leininger or Mr. Ciabatti and the executive officers or directors of the general partner and no transactions that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Leininger and Mr. Ciabatti replace Mr. Scott A. Rogan and Mr. Jeffrey R. Spinner, who resigned from the Board on March 31, 2020. Their resignations were not the result of any disagreement with the Partnership or any of its affiliates on any matter relating to the operations, policies or practices of the Partnership.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Dated:	April 1, 2020	/s/ Marc D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer

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